                               AMENDMENT NUMBER 3
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT


         WHEREAS, Advantus Capital Management, Inc. (the "Adviser") and Credit Suisse Asset Management, LLC (the "Sub-Adviser") are parties to an Investment Sub-Advisory Agreement dated March 7, 2000 (the "Agreement"), as revised November 21, 2001 and July 30, 2002, regarding sub-advisory services provided by the Sub-Adviser for the Advantus Series Fund, Inc., Small Company Growth Portfolio (the "Portfolio"); and

         WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement:

         NOW, THEREFORE, for good and valuable consideration, the Adviser and the Sub-Adviser hereby agree as follows:

1. Effective January 1, 2003, the fee schedule set forth in section 4 is amended and restated as follows:

     Assets Under Management                         Annual Fee
     -----------------------                         ----------
     All Assets of the Portfolio                     0.54%

     Fees shall be based on the Market Value of Portfolio Assets at the end of each calendar quarter. Fees will be billed quarterly, in arrears.

2. Except as set forth herein, all provisions of the Agreement shall remain in full force and effect.

3. Adviser hereby warrants and represents that the foregoing amendments have been approved in full compliance with the Investment Company Act of 1940, as amended and as interpreted by the staff of the Securities and Exchange Commission (including the no-action letter to Invesco, publicly available August 5, 1997), and the rules thereunder, and that the notice provisions and all other requirements of such Act and any other applicable law have been complied with in all respects.

4. This Amendment Number 3 shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the choice of law or conflicts of law provisions thereof.


             ADVANTUS CAPITAL                            CREDIT SUISSE
             MANAGEMENT, INC.                        ASSET MANAGEMENT, LLC

By:                                          By:
       -------------------------------              ----------------------------

       -------------------------------              ----------------------------
           (printed or typed name)                     (printed or typed name)
Title:                                      Title:
       -------------------------------              ----------------------------

Dated as of this                    day of July, 2002.
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